EXHIBIT 99.1
[iExalt Logo]

                              FOR IMMEDIATE RELEASE

        iEXALT, INC. COMPLETES ACQUISITION OF CHRISTIAN COMMUNITY PORTAL
       ACQUISITION OF THE GLOBAL CHRISTIAN NETWORK SUBSTANTIALLY INCREASES
                   iEXALT WEB PRESENCE AND ENHANCES TECHNOLOGY

HOUSTON--(March 6, 2001)--iExalt, Inc. (OTCBB:IXLT), a Christian product and services company with significant Internet-related activities, announced today that it has completed the acquisition of the Global Christian Network, Inc., a technology company and the creators of an online Christian Community based in Reno, Nevada. The stock transaction will substantially increase iExalt's online presence and add significant technology improvements.

Founded in 1995, the Global Christian Network was one of the early pioneers in online Christian communities. Since then the Global Christian Network has continued to provide innovative solutions for the needs of this large target audience and continues as one of the largest online faith based communities. The Global Christian Network is a technology company who provided services to many large technology related businesses including Microsoft, Intel, TCI (now AT&T Broadband) and Que Publishing.

Donald W. Sapaugh, chairman and ceo of iExalt, Inc. states, "The addition of GCN, with its PrayerWeb and Singles sites, to the iExalt family of companies will assist with the ongoing growth of this segment of our business. We have had a management agreement with the founders for over six (6) months, and have been pleased with their understanding and commitment to our mutual goals. Their commitment to the Christian values we share, and the focus on a deeper spiritual growth is encouraging. With this addition, we can begin the packaging of promotional opportunities for many faith based and family advertisers, by adding millions of page views for banner ads to the existing print and radio advertising sales opportunities." The company reports 3.0 million newsletters per month are currently being distributed via the Global Christian Network system, a vibrant online prayer channel, and an undisclosed number of unique visitors and page views.

The Global Christian Network will take over operations of iExalt's portal - www.iexalt.com. In addition, David Fritsche Jr., Global's chairman and chief executive officer, will serve as President of iExalt's portal division. In addition, Global has significant technology resources that will be applied across the entire company as a means of improving the integration of information and efficiency. Fritsche states, "We are excited to begin working with the tremendous potential represented in the iExalt Family of companies. Our community will gain rich resources that will in turn introduce a larger online market for iExalt."
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This expanded destination will allow for greater association between iExalt's existing online presence and its operating units. Current iExalt Internet solutions include: iSermons.com - a sermon database for Christian communicators, ChristianSpeakers.com - the nations largest Christian speakers bureau, ListenFirst.com - Contemporary Christian music news, TheParentLink.com - an online parent ministry, ChristianHappenings.com - the event source, ChristianTimes.com - the nations largest Christian newspaper chain, WordSearchBible.com - electronic publishing resources, to name only a few.

Headquartered in Houston, iExalt, Inc. was formed to provide Christian products, services and Internet solutions to the Christian community. The company's strategy is to acquire, develop and manage a large channel of media (print, radio, software and Internet) in order to leverage its products and services in a cost-effective manner, and to migrate successful products and services to the Web. The iExalt family of companies includes:

   o  ISP filtering at WWW.CLEANWEB.NET
   o  CHRISTIAN HAPPENINGS, a Christian events magazine
   o  CHRISTIAN TIMES newspapers
   o  ListenFirst.com , a Christian music news site
   o  iSermons.com, a subscription-based online sermon resource for pastors
   o  ChristianSpeakers.com, the nation's leading Christian speakers bureau
   o  iExalt Electronic Publishing, a digital content library
   o LIFE PERSPECTIVES and DAWSON MCALLISTER LIVE, nationally recognized radio programs
   o Rapha Christian Counseling and PremierCare, healthcare related management services.

For more information about the company, visit WWW.iEXALT.COM or WWW.WOODCRESTCAPITAL.COM .

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR BY DISCUSSIONS OF STRATEGY THAT INVOLVES RISK AND UNCERTAINTY. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE DISCUSSIONS OF THE COMPANY'S GROWTH, OPERATING STRATEGIES AND EXPECTATIONS CONCERNING MARKET POSITION, FUTURE OPERATIONS, MARGINS, REVENUE, PROFITABILITY, HISTORICAL FACTS, ARE ONLY PREDICTIONS. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EXPECTATIONS WILL BE REALIZED OR THAT ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL PROVE TO BE ACCURATE.

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INVESTOR CONTACT:                         MEDIA CONTACT:
JOHN GILMORE                              DON KING
iEXALT, INC.                              BATES CHURCHILL INVESTOR RELATIONS
281-464-8400 (EXT. 104)                   713-267-7280